UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

GOLDEN ENTERTAINMENT, INC.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Golden Entertainment, Inc. 2015 Incentive Award Plan

On August 27, 2015, the Board of Directors (the “Board”) of Golden Entertainment, Inc. (the “Company”) approved the Golden Entertainment, Inc. 2015 Incentive Award Plan (the “2015 Plan”), subject to shareholder approval of the 2015 Plan. On June 13, 2016, the Company’s shareholders approved the 2015 Plan at the Company’s 2016 annual meeting of shareholders.

As previously disclosed in the Company’s Annual Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2015, the 2015 Plan authorizes the issuance of stock options, restricted stock, restricted stock units, dividend equivalents, stock payment awards, stock appreciation rights, performance bonus awards and other incentive awards. The 2015 Plan also authorizes the Compensation Committee of the Board (the “Compensation Committee”) to grant performance awards payable in the form of the Company’s common stock or cash, including equity awards and incentive cash bonuses that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The 2015 Plan authorizes the grant of awards to employees, non-employee directors and consultants of the Company and its subsidiaries.

The 2015 Plan is administered by the Compensation Committee, which may delegate its duties and responsibilities to committees of directors and/or officers of the Company, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Securities Exchange Act of 1934, as amended, and/or stock exchange rules, as applicable. The full Board will administer the 2015 Plan with respect to awards to non-employee directors.

The maximum number of shares of the Company’s common stock for which grants may be made under the 2015 Plan is 2,250,000 shares, plus an annual increase on each January 1 during the ten year term of the 2015 Plan equal to the lesser of 1,800,000 shares, 4% of the total shares of the Company’s common stock outstanding (on an as-converted basis) and such smaller amount as may be determined by the Board in its sole discretion. The first such increase occurred on January 1, 2016 in the amount of 874,709 shares. In addition, the following annual limitations apply: (i) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one participant during a calendar year is 2,000,000 shares; and (ii) the maximum aggregate amount of cash that may be paid to any one participant during any calendar year with respect to awards initially payable in cash is $10 million.

The 2015 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, and tax withholding requirements. In particular, the 2015 Plan provides that no stock option or stock appreciation right may be exercised prior to the earlier of August 1, 2018 or immediately prior to the consummation of a change in control of the Company that would result in an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended. The 2015 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring shareholder consent or the consent of the participant.

Issuance of Certain Stock Options under the 2015 Plan

On August 27, 2015, the Compensation Committee granted awards of stock options under the 2015 Plan, subject to shareholder approval of the 2015 Plan, to the following persons who are currently executive officers of the Company: Blake L. Sartini (440,000 options), Stephen A. Arcana (220,000 options), Matthew W. Flandermeyer (220,000 options), Blake L. Sartini II (110,000 options) and Jeffrey R. Rodefer (55,000 options). On March 28, 2016, the Compensation Committee granted an award of stock options under the 2015 Plan, subject to shareholder approval of the 2015 Plan, to Sean T. Higgins (150,000 options), who is also an executive officer of the Company. The options have a ten-year term and an exercise price of $9.05 per share ($10.57 per share for Mr. Higgins), which was equal to the fair market value of the Company’s common stock on the date of grant. Provided that the executives continue to render services to the Company through the applicable vesting date, the options vest as to 25% of the shares on the first anniversary of the vesting commencement date and vest as to the remaining shares in 36 equal monthly installments thereafter. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018.

Also on August 27, 2015, pursuant to the Company’s non-employee director compensation program, the Board granted awards of 20,000 stock options under the 2015 Plan, subject to shareholder approval of the 2015 Plan, to each of the six non-employee directors of the Company, including Lyle A. Berman and Timothy J. Cope, who prior to July 31, 2015 served as Chief Executive Officer and Chief Financial Officer, respectively, of the Company. The options have a ten-year term and an exercise price of $9.05 per share, which was equal to the fair market value of the Company’s common stock on the date of grant. Provided that the directors continue to render services to the Company through the applicable vesting date, the options vest in substantially equal installments on each of the first three anniversaries of the grant date. On June 13, 2016, pursuant to the Company’s non-employee director compensation program, the Board granted additional awards of 10,000 stock options under the 2015 Plan, subject to shareholder approval of the 2015 Plan, to each of the six non-employee directors of the Company, including Lyle A. Berman and Timothy J. Cope. The options have a ten-year term and an exercise price of $12.88 per share, which was equal to the fair market value of the Company’s common stock on the date of grant. Provided that the directors continue to render services to the Company through the applicable vesting date, the additional options vest in full on the first anniversary of the grant date. All such stock option awards will vest in full in the event of a change in control or the director’s termination of service due to death or disability, and are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018.

The shareholder approval condition for all of the aforementioned executive and non-employee director stock options was satisfied with the approval of the 2015 Plan by the Company’s shareholders on June 13, 2016. The foregoing descriptions of the 2015 Plan and certain stock option awards granted thereunder do not purport to be complete and are qualified in their entirety by the full text of the 2015 Plan and the form of Stock Option Grant Notice and Stock Option Agreement, which are filed, respectively, as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

As noted above, the Company held its 2016 annual meeting of shareholders on June 13, 2016 (the “Annual Meeting”), at which the Company’s shareholders voted on the matters set forth below.

Proposal 1: Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Blake L. Sartini	16,112,971	205,583	3,109,961
Lyle A. Berman	16,131,846	186,708	3,109,961
Timothy J. Cope	15,839,562	478,992	3,109,961
Mark A. Lipparelli	16,144,600	173,954	3,109,961
Robert L. Miodunski	16,143,501	175,053	3,109,961
Neil I. Sell	15,551,421	767,133	3,109,961
Terrence L. Wright	15,850,513	468,041	3,109,961

Each of the foregoing directors was elected.

Proposal 2: To Approve, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement for the Annual Meeting

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,621,936	679,672	16,946	3,109,961

The foregoing Proposal 2 was approved.

Proposal 3: To Approve the Golden Entertainment, Inc. 2015 Incentive Award Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,155,583	2,134,807	28,164	3,109,961

The foregoing Proposal 3 was approved.

Proposal 4: The Ratify the Appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as the Company’s Independent Registered Public Accounting Firm for the Year Ended December 31, 2016

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,371,305	11,307	45,903	–

The foregoing Proposal 4 was approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Golden Entertainment, Inc. 2015 Incentive Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2015).

10.2

Form of Stock Option Grant Notice and Stock Option Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: June 14, 2016	/s/ Matthew W. Flandermeyer
Name: Matthew W. Flandermeyer
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Golden Entertainment, Inc. 2015 Incentive Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2015)

10.2	Form of Stock Option Grant Notice and Stock Option Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2015)